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SCHEDULE 14A/A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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mPHASE TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)
mPHASE TECHNOLOGIES, INC.
(Name of Person(s) Filing Proxy Statement)

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mPHASE TECHNOLOGIES, INC.
587 CONNECTICUT AVENUE
NORWALK, CONNECTICUT 06854-0566

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD THURSDAY MAY 17, 2001

    The Annual Shareholders Meeting of mPhase Technologies, Inc. will be held at our headquarters at 587 Connecticut Avenue Norwalk, CT 06854 on May 17, 2001, at 10:00 a.m. local time, for the purpose of considering and voting upon:

  (1)
  A proposal to elect nine (9) Directors to hold office until our next Annual Meeting.

  (2)
  A proposal to approve and adopt an amendment to our Amended Certificate of Incorporation to change the par value of our shares from no par value to $.01 par value per share and to authorize a class of 20,000,000 shares of preferred stock.

  (3)
  A proposal to approve and adopt the 2001 Stock Incentive Plan.

  (4)
  A proposal to ratify the appointment of Arthur Andersen, CPA, as the independent accountants for our 2001 fiscal year.

  (5)
  Such other business as may properly come before the meeting and any adjournment thereof.

    The above items are more fully described in the attached Proxy Statement. Only shareholders of record at the close of business on April 6, 2001 are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof. A list of stockholders as of the record date will be available for inspection by stockholders at our corporate headquarters during business hours for a period of 10 days before the meeting.

                      By Order of the Board of Directors

                      Gustave T. Dotoli
                      Corporate Secretary

April   , 2001

IMPORTANT

Whether or not you expect to be present at the meeting, PLEASE FILL IN, SIGN, DATE AND MAIL THE ENCLOSED PROXY as promptly as possible in order to save us further solicitation expense. Shareholders of record attending the meeting may revoke their proxies at that time and personally vote all matters under consideration. There is an addressed envelope enclosed with the Proxy for which no postage is required if mailed in the United States.

mPHASE TECHNOLOGIES, INC.

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 17, 2001

    This Proxy Statement is furnished to the shareholders of mPhase Technologies, Inc. in connection with the solicitation of proxies by our Board of Directors to be voted at the Annual Meeting of Shareholders and at any adjournments thereof. The Annual Meeting will be held at our headquarters at 587 Connecticut Avenue, Norwalk, CT, at 10:00 a.m. Eastern Time on Thursday, May 17, 2001.

    The approximate date on which this Proxy Statement and the accompanying Proxy Card are first being sent or given to shareholders is April 21, 2001.

VOTING

General

    The securities that may be voted at the Annual Meeting consist of our common stock, with each share entitling its owner to one vote on each matter submitted to the shareholders. The record date for determining the holders of our shares who are entitled to notice of and to vote at the Annual Meeting is April 6, 2001. On the record date,            shares were outstanding and eligible to be voted at the Annual Meeting.

Quorum and Vote Required

    The presence, in person or by proxy, of a majority of the outstanding shares of our shares is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes shall be counted for purposes of determining a quorum, but not have the effect of votes for or against any proposal. Therefore, abstentions and broker non-votes will not affect the outcome of such matter. At a meeting where a quorum is present, on the proposal for the election of directors, nominees who receive a plurality of the votes cast will be elected to serve until the next annual meeting of shareholders, and on each other proposal, the affirmative vote of a majority of the shares represented at the Annual Meeting will be required to approve each of the proposals detailed herein.

    Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. "Broker non-votes" means the votes that could have been cast on the matter in question if the brokers had received their customers' instructions, and as to which the broker has notified us on a proxy form in accordance with industry practice or has otherwise advised us that it lacks voting authority.

Voting by Proxy

    Shares represented by properly executed proxies received at or before the Annual Meeting that have not been revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. Shares represented by properly executed proxies for which no instruction is given will be voted "FOR" approval of the proposals described in this Proxy Statement. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment. Our shareholders are requested to complete, sign, date and promptly return the enclosed Proxy Card in the postage-prepaid envelope provided for this purpose to ensure that their shares are voted. A shareholder may revoke a proxy at any time before it is voted by signing and returning a later-dated proxy with respect to the same shares, by filing with our corporate Secretary, a written revocation bearing a later date or by attending and voting in person at the Annual Meeting. Mere attendance at the Annual Meeting will not in and of itself revoke a proxy.

    If the Annual Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Annual Meeting, all proxies (except for any proxies that have theretofore effectively been revoked or withdrawn) will be voted in the same manner as such proxies would have been voted at the original convening of the Annual Meeting, notwithstanding that such proxies may have been effectively voted on the same or any other matter at a previous meeting.

PROPOSAL I

ELECTION OF DIRECTORS

    The Board has nominated its nine (9) incumbent directors for re-election, Necdet F. Ergul, Ronald A. Durando, Gustave T. Dotoli, David Klimek, Craig Vickers, J. Allen Layman, Anthony Guerino, J. Lee Barton and Abraham Biderman. Under our By-Laws, directors serve on the Board until the next Annual Meeting or until their successors shall have been elected and qualified.

    Each of the incumbent director nominees has consented to be named a nominee in this Proxy Statement and to serve as a director if elected. Proxies not marked to the contrary will be voted "FOR" the election to the Board of each nominee. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the proxy will be voted for the election of such person or persons as shall be designated by the current directors.

Nominees

    The Board of Directors recommends that you vote FOR all of the following nominees:

Name	Age	Position(s)
Necdet F. Ergul	76	Chairman of the Board
Ronald A. Durando	43	Chief Executive Officer and Director
Gustave T. Dotoli (2)	65	Chief Operating Officer and Director
David Klimek	48	Chief Technology Officer and Director
J. Lee Barton	47	Director
J. Allen Layman (1)	49	Director
Anthony H. Guerino (1)(2)	55	Director
Craig Vickers (2)	55	Director
Abraham Biderman (1)	52	Director

(1)
Member of Audit Committee.
(2)
Member of Compensation Committee.

    The following is biographical information about each of the nominees.

    Necdet F. Ergul  has served as our Chairman of the Board since October 1996 with the exception of a three-month period in 2000 when he temporarily resigned. Mr. Ergul also currently serves as the President and Chief Executive Officer of Microphase Corporation, a leading developer of military electronic defense and telecommunications technology, which he founded in 1955. In addition to his management responsibilities at Microphase, he is active in engineering design and related research and development. Mr. Ergul holds a Masters Degree in Electrical Engineering from the Polytechnic Institute of Brooklyn, New York.

    Ronald A. Durando  is a co-founder of mPhase Technologies, Inc. and has served as our President and Chief Executive Officer since its inception in October 1996. Since 1994, Mr. Durando has been Chief Operating Officer of Microphase Corporation. From 1986 to 1994, he was President and Chief Executive Officer of Nutley Securities, Inc., a registered broker-dealer. He is also Chairman of the Board of Janifast Ltd., a U.S. Holding Corp. for operational and manufacturing companies in Hong Kong and China and Chairman of the Board and Chief Executive Officer of Packetport.com, Inc.

    Gustave T. Dotoli  has served as our Chief Operating Officer since October 1996. Prior to joining us, Mr. Dotoli was President and CEO of State Industrial Safety, Inc. from 1986-1996. In addition, Mr. Dotoli currently serves as the Vice President of Corporate Development of Microphase Corporation as well as a Director and Chief Operating Officer of Packetport.com, Inc. and a Director and Officer of Janifest Ltd. He is formerly the President and Chief Executive Officer of the following corporations: Imperial Electro-Plating, Inc., World Imports USA, Industrial Chemical Supply, Inc., SISCO Beverage, Inc. and Met Pack, Inc. Mr. Dotoli holds a B.S. in Industrial Engineering from Fairleigh Dickinson University.

    David Klimek  is a co-founder of mPhase Technologies, Inc. and has served as our Chief Technology Officer since June 1997 and as Director of Engineering since its inception in October 1996. From 1990-1996, Mr. Klimek owned and operated Mashiyach Design, Inc., an engineering consulting firm. He has more than 18 years of technical engineering and design expertise and presently holds 14 individual or co-authored U.S. patents. From 1982 to 1990, Mr. Klimek was the R&D manager of Digital Controls, Inc. Mr. Klimek holds a B.S. in Electrical Engineering from Milwaukee School of Engineering, Milwaukee, Wisconsin.

    J. Lee Barton  has served as a director since February 1999. Mr. Barton is the President and Chief Executive Officer of Lintel, Inc., a holding company that owns Hart Telephone Company, a 10,000-line local exchange carrier in northeast Georgia, Hart Communications, an interconnect carriers' carrier and long distance company, Hart Cellular, a partnership in two RSAs in North Georgia, and Hart Cable, a recently formed cable television company and Hart GlobalNet.

    J. Allen Layman  has been a member of the Board since February 23, 2000. Mr. Layman is the President and Chairman of the Board of NETOLOS, which provides services in the telecommunications industry, and has been employed by NETOLOS in various capacities since 1974. Mr. Layman is a member of several boards of directors, including The Bank of Fincastle, the United States Telephone Association, the Organization for the Promotion and Advancement of Small Telecommunications Companies, Virginia Telephone Industry Association, Valley Network Partnership, Layman Development Corporation, Botetourt County Public Schools Education Foundation, Inc., Virginia PCS Alliance, West Virginia PCS Alliance and the Blue Ridge Mountains Council, Boy Scouts of America.

    Anthony H. Guerino  has been a member of the Board since February 23, 2000. Since December 1997, Mr. Guerino has been an attorney in private practice in New Jersey. Prior thereto, Mr. Guerino served as a judge of the Newark Municipal Courts for over twenty (20) years, periodically sitting in the Essex County Central Judicial Processing Court at the Essex County Courthouse. Mr. Guerino has been a chairperson for and member of several judicial committees and associations in New Jersey, and has been an instructor for the Seton Hall School of Law's Trial Moot Court Program.

    Craig Vickers  has been a member of the Board since March 4, 2000. From 1995 to the present, Mr. Vickers has been a principal of Convergence Capital, a firm that provides advisory services in international and domestic investment banking, in corporate finance and in the industry sectors of media, information communications and entertainment. Mr. Vickers is responsible for advising management of mid-stage companies on strategic relationships, mergers and acquisition matters. Prior to his position at Convergence Capital, to Mr. Vickers served as the Director, Business Development, Sports Information Services at Infotechnology. Mr. Vickers is a member of the Internet Society, the MIT Enterprise Forum, the New York Media Association, the New York Venture Group, ABANA and the US/Arab Chamber of Commerce.

    Abraham Biderman  has been a member of the Board since August 3, 2000. Since 1990, Mr. Biderman has been employed by Lipper & Co. as Executive Vice President. He is also the Managing Director of Lipper Funds, Inc. and Lipper Prime Asset Management. Prior to joining Lipper & Co., Mr. Biderman held several high-level government positions in New York City, including

Chairman of both the Retirement System and the Housing Development Corporation, in addition to roles as Commissioner of Housing and Finance. He is also a certified public accountant in the state of New York.

  The Board of Directors and Committees

    During fiscal year ended June 30, 2000, the Board of Directors held ten meetings. Each director attended at least 70% of the combined number of meetings of the Board and Board committees of which he was a member.

    The Board of Directors created an Audit and Compensation Committee on February 23, 2000. The Audit Committee is comprised of Messrs. Biderman, Layman and Guerino who meet the independence criteria established by the National Association of Securities Dealers, Inc. The report of the Audit Committee describes the scope of authority of the committee and may be found on page 4. The committee's charter which was approved by the Board of Directors on August 3, 2000 is included as Exhibit A.

    The Board of Directors also has a Compensation Committee. As more fully described in the Report of the Compensation Committee set forth on page 15 of this Proxy Statement, the Compensation Committee is responsible for our management and employee compensation. Specifically, the Compensation Committee determines the adequacy of management and employee compensation including the administration of our Long-Term Stock Incentive Plan and, if approved, the 2001 Stock Incentive Plan. The Compensation Committee is presently comprised of Messrs. Dotoli, Vickers and Guerino.

  Director Compensation

    We pay each of the directors $15,000 annually for their services as a Director and for their attendance of Board and Committee meetings. Additionally, certain of the Directors have been granted options under our Long-Term Stock Incentive Plan, which grants are included in the table "Security Ownership of Certain Beneficial Owners and Management" and the notes thereto.

  Compensation Committee Interlocks and Insider Participation

    The members of the Compensation Committee during fiscal 2000 were Messrs. Dotoli, Vickers and Guerino. Mr. Dotoli is our Chief Operating Officer. Neither Messrs. Vickers nor Guerino is or has been one of our officers or employees. None of our directors or executive officers served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of such committee, the entire board of directors) of another entity during fiscal 2000 that has a director or executive officer serving on our Board of Directors except, Mr. Dotoli who is also a member of the Board of Directors of PacketPort.com, Inc., a company in which Mr. Durando serves as Chairman of the Board and Chief Executive Officer.

REPORT OF THE AUDIT COMMITTEE

    The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. Our audit committee met on September 26, 2000, to review form 10 KSB, covering the fiscal year of the company ending June 30, 2000.

    In fulfilling our oversight responsibilities, we have discussed with our independent accountants who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. We also have discussed with the independent accountants their independence from management, including the matters in the written disclosures from the independent accountants required by the Independence Standards Board. We further considered whether the provision by the independent accountants of the non-audit services described elsewhere in this proxy statement is compatible with maintaining their independence. Finally, we recommended, and the Board of Directors approved, the selection of Arthur Andersen, CPAs as our independent accountants for 2000.

    We have also discussed with our internal auditors and independent accountants the overall scope and plans for their respective audits. We have spoken with the internal auditors and independent accountants, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of financial reporting.

J. Allen Layman
Anthony Guerino
Abraham Biderman

PROPOSAL II

APPROVAL OF AN AMENDMENT TO THE
COMPANY'S AMENDED CERTIFICATE OF INCORPORATION

    The Board of Directors has approved, and is recommending to the stockholders for approval at the Annual Meeting, an amendment to our Amended Certificate of Incorporation to (a) authorize a new class of 20,000,000 undesignated shares of preferred stock having a par value of $.01 per share and to (b) change the par value of our shares from "no par" stock to $.01 par value per share. The Board of Directors determined that this amendment is advisable and should be considered at the Annual Meeting. The full text of the proposed amendment to the Certificate of Incorporation appears as Exhibit B to this Proxy Statement.

Purpose and Effect of the Amendment to Authorize Preferred Stock

    Under the present Certificate of Incorporation, we have the authority to issue 150,000,000 shares of common stock. No preferred shares are authorized for issuance. As of April 6, 2001,            shares of common stock were issued and outstanding and            shares of common stock were reserved for issuance upon the exercise of our outstanding stock options, warrants and other securities, which are convertible into common stock. The proposed amendment would provide for the issuance of 20,000,000 shares of preferred stock available for issuance. The preferred stock may be issued by resolution of a majority of our Board of Directors then in office in one or more series with such designations, rights, preferences, privileges and restrictions, including, without limitation, dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, and such qualifications and limitations as our Board may determine. No additional stockholder approval would be required to set the terms of, or for issuance of, the preferred stock. Authorization of shares of preferred stock could affect the rights of the holders of common stock if the preferred stock, when issued, has rights and preferences senior to the common stock. The holders of common stock do not presently have preemptive rights to subscribe for the shares of preferred stock proposed to be authorized.

    If the amendment is adopted, it will become effective upon filing a Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of New Jersey. The purpose of the authorization of preferred stock is to permit the issuance of different classes of preferred stock for corporate purposes. Our Board believes that it is in the best interests of our stockholders to have shares of preferred stock authorized at this time to alleviate the delay of holding a special meeting of stockholders to authorize additional shares of preferred stock when the need arises. Possible purposes for additional shares of preferred stock include adopting a shareholder rights plan, which would be used to defend against unwanted takeover attempts. The Board intends to adopt such a right's plan if the amendment is approved. Other uses of the preferred stock include effecting acquisitions of other businesses or properties, establishing strategic relationships with other companies and securing additional financing for our operations through the issuance of additional shares or other equity-based securities. We could also use the additional shares of preferred stock to oppose a hostile takeover attempt or delay or prevent changes of control (whether by merger, tender offer, proxy contest or assumption of control by a holder of a large block of our securities) or changes in or removal of our management. For example, in addition to the approval of a rights plan, without further stockholder approval, the Board of Directors could strategically sell shares of common stock or preferred stock in a private transaction to purchasers who would oppose a takeover or favor the current Board of Directors. Although the Board of Directors is motivated by business and financial considerations in proposing this amendment, and not by the threat of any attempt to accumulate shares or otherwise gain control of our company (and the Board of Directors is not currently aware of any such attempts), stockholders nevertheless should be aware that approval of the amendment could facilitate efforts by us to deter or prevent changes of control of our company in the future, including transactions in which the stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner.

Purpose of the Change to par Value Stock

    The proposed change in the "no par" value designation of the common stock to a par value of $.01 is being taken in order to facilitate our recordkeeping and accounting practices.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDED CERTIFICATE OF INCORPORATION AS DESCRIBED ABOVE. THE AFFIRMATIVE VOTE OF HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK REPRESENTED AT THE MEETING IS REQUIRED TO APPROVE THE AMENDMENT TO THE AMENDED CERTIFICATE OF INCORPORATION. SHARES OF COMMON STOCK REPRESENTED AT THE MEETING BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" APPROVAL OF THE AMENDED CERTIFICATE OF INCORPORATION.

PROPOSAL III

PROPOSAL TO ADOPT THE 2001 STOCK INCENTIVE PLAN

    Our Board of Directors proposes that you approve the adoption of the 2001 Stock Incentive Plan (the "2001 Plan"). For purposes of administrative efficiency, the Board of Directors has authorized merger of our Long-Term Stock Incentive Plan (the "Prior Plan") into the 2001 Plan effective upon the adoption of the 2001 Plan. The following is a fair and complete summary of the 2001 Plan as proposed. This summary is qualified in its entirety by reference to the full text of the 2001 Plan, which appears as Exhibit C to this document.

General

    Purpose:  The purpose of the 2001 Plan as proposed is to promote our long-term growth and profitability by providing key people with incentives to improve stockholder value and contribute to our growth and financial success and by enabling us to attract, retain and reward the best available people.

    Shares Available under the Plan:  The maximum number of shares of common stock that we may issue with respect to awards under the 2001 Plan is 20,000,000 shares, in addition to the shares previously authorized for issuance under the Prior Plan, but which were not issued before the Prior Plan is merged into the 2001 Plan. We will reserve such number of shares, and will continue to reserve the shares remaining under the Prior Plan, for awards under the 2001 Plan. The maximum number of shares of common stock subject to awards of any combination that may be granted under the proposed 2001 Plan during any fiscal year to any one individual is limited to 500,000. These limits will be adjusted to reflect any stock dividends, split-ups and reverse stock split, unless the Board determines otherwise. If any award, or portion of an award, under the 2001 Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of common stock are surrendered to us in connection with any award (whether or not such surrendered shares were acquired pursuant to any award), or if any shares are withheld by the Company, the shares subject to such award and the surrendered or withheld shares will thereafter be available for further awards under the 2001 Plan. Those shares that are surrendered to or withheld by the Company, or that are forfeited after issuance, however, will not be available for incentive stock options. As of March 20, 2001, the fair market value of a share of common stock, determined by the last reported sale price per share of common stock on such date as quoted on the Nasdaq-Over-The-Counter Bulletin Board, was $1.37.

    Administration:  The proposed 2001 Plan will be administered by our Board or by a committee or committees as the Board may appoint from time to time. The administrator has full power and authority to take all actions necessary to carry out the purpose and intent of the 2001 Plan, including, but not limited to, the authority to: (i) determine who is eligible for awards, and the time or times at which such awards will be granted; (ii) determine the types of awards to be granted; (iii) determine the number of shares covered by or used for reference purposes for each award; (iv) impose such terms, limitations, restrictions and conditions upon any such award as the administrator deems appropriate; (v) modify, amend, extend or renew outstanding awards, or accept the surrender of outstanding awards and substitute new awards (provided however, that, except as noted below, any modification that would materially adversely affect any outstanding award may not be made without the consent of the holder); (vi) accelerate or otherwise change the time in which an award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an award following termination of any grantee's employment or consulting relationship; and (vii) establish objectives and conditions, if any, for earning awards and determining whether awards will be paid after the end of a performance period.

    In the event of changes in our common stock by reason of any stock dividend, split-up, recapitalization, merger, consolidation, business combination or exchange of shares and the like, the administrator may make adjustments to the number and kind of shares reserved for issuance or with respect to which awards may be granted under the 2001 Plan, in the aggregate or per individual per year, and to the number, kind and price of shares covered by outstanding award.

    The administrator in its discretion is authorized to make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting us, or our financial statements or those of any of our affiliates, or of changes in applicable laws, regulations, or accounting principles, whenever the administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2001 Plan.

    Participation:  Participation in the 2001 Plan will be open to all of our employees, officers, directors and other individuals providing bona fide services to us or any of our affiliates, as the administrator may select from time to time. As of July 1, 2001, all 6 non-employee directors, and approximately 20 employees would be eligible to participate in the 2001 Plan.

Type of Awards

    The 2001 Plan as proposed would allow for the grant of stock options, stock appreciation rights, stock awards, phantom stock awards and performance awards. The administrator may grant these awards separately or in tandem with other awards. The administrator will also determine the prices, expiration dates and other material conditions governing the exercise of the awards. We, or any of our affiliates, may make or guarantee loans to assist grantees in exercising awards and satisfying any withholding tax obligations arising from awards.

    Stock Options:  The proposed 2001 Plan allows the administrator to grant either awards of incentive stock options, as that term is defined in section 422 of the Internal Revenue Code, or nonqualified stock options; provided, however, that only our employees or employees of our subsidiaries may receive incentive stock option awards. Options intended to qualify as incentive stock must have an exercise price at least equal to fair market value on the date of grant, but nonqualified stock options may be granted with an exercise price less than fair market value. The terms of a stock option agreement, as determined by the administrator with respect to each option, may permit the option holder to pay the exercise price in cash, by tendering shares of common stock, by a combination of cash and shares, or by any other means the administrator approves.

    Stock Appreciation Rights:  The proposed 2001 Plan allows the administrator to grant awards of stock appreciation rights which entitle the holder to receive a payment in cash, in shares of common stock, or in a combination of both, having an aggregate value equal to the spread on the date of exercise between the fair market value of the underlying shares on that date and the base price of the shares specified in the grant agreement.

    Stock and Phantom Stock Awards:  The proposed 2001 Plan allows the administrator to grant restricted or unrestricted stock awards, or awards denominated in stock-equivalent units to eligible participants with or without payment of consideration by the grantee. Stock awards and phantom stock awards may be paid in cash, in shares of common stock, or in a combination of both.

    Performance Awards:  The proposed 2001 Plan allows the administrator to grant performance awards which become payable in cash, in shares of common stock, or in a combination of both, on account of attainment of one or more performance goals established by the administrator. The administrator may establish performance goals based on our operating income, or that of our affiliates, or one or more other business criteria the administrator may select that applies to an individual or group of individuals, a business unit, or us or our affiliate as a whole, over such performance period as the administrator may designate.

    Other Stock-Based Awards:  The proposed 2001 Plan allows the administrator to grant stock-based awards which may be denominated in cash, common stock, or other securities, stock equivalent units, stock appreciation units, securities or debentures convertible into common stock, or any combination of the foregoing. These awards may be paid in common stock or other securities, in cash, or in a combination of common stock, other securities and cash.

Awards Under the Plan

    Because participation and the types of awards available for grant under the 2001 Plan as proposed are subject to the discretion of the administrator, the benefits or amounts that any participant or groups of participants may receive if the 2001 Plan is approved are not currently determinable. For this purpose, the benefits or amounts that participants may receive if the 2001 Plan is approved do not include awards granted under the Prior Plan that are amended and restated to become awards covering the same number of shares under the terms of the 2001 Plan. These amended and restated awards are not contingent on stock holder approval since the Prior Plan was previously approved by the stockholders.

Amendment and Termination

    Our Board of Directors may terminate, amend or modify all or any provision of the 2001 Plan at any time.

Federal Income Tax Consequences

    The following is a general summary of the current federal income tax treatment of stock options, which would be authorized for grants under the 2001 Plan as proposed, based upon the current provisions of the Internal Revenue Code and regulations promulgated thereunder.

    Incentive Stock Options:  Incentive stock options under the 2001 Plan are intended to meet the requirements of section 422 of the Internal Revenue Code. No tax consequences result from the grant of the option. If an option holder acquires stock upon exercise, the option holder will not recognize income for ordinary income tax purposes (although the difference between the option exercise price and the fair market value of the stock subject to the option may result in alternative minimum tax liability to the option holder) and they will not be allowed a deduction as a result of such exercise, provided that the following conditions are met: (a) at all times during the period beginning with the date of the granting of the option and ending on the day three months before the date of such exercise, the option holder is our employee or an employee of one of our subsidiaries; and (b) the option holder makes no disposition of the stock within two years from the date of the option grant nor within one year after the transfer of the stock to the option holder. The three-month period extends to one year in the event of disability and is waived in the event of death of the employee. If an option is modified to give the option holder additional benefits (including the increase in the exercise price of Prior Plan options effected in connection with the adoption of the 2001 Plan), the modification may be deemed to be the granting of a new option for purposes of determining the two-year holding period. If the option holder sells the stock after complying with the conditions as discussed above, any gain realized over the price paid for the stock ordinarily will be treated as capital gain, and any loss will be treated as capital loss, in the year of the sale.

    If the option holder fails to comply with the employment requirement discussed above, the tax consequences will be substantially the same as for a nonqualified option, discussed below. If the option holder fails to comply with the holding period requirements discussed above, the option holder will recognize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the stock on the date of the exercise of the option over the exercise price or (ii) the excess of the amount realized upon such disposition over the adjusted tax basis of the stock. Any additional gain ordinarily will be recognized by the option holder as capital gain, either long-term or short-term, depending on the holding period of the shares. If the option holder is treated as having received ordinary income because of his or her failure to comply with either condition above, we will be allowed an equivalent deduction in the same year.

    Nonqualified Stock Options:  No tax consequences result from the grant of the option. An option holder who exercises a nonqualified stock option with cash generally will realize compensation taxable as ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise, and we will be entitled to a deduction from income in the same amount in the fiscal year in which the exercise occurred. The option holder's basis in these shares will be the fair market value on the date income is realized, and when the holder disposes of the shares he or she will recognize capital gain or loss, either long-term or short-term, depending on the holding period of the shares.

    Disallowance of Deductions:  The Internal Revenue Code disallows deductions for publicly held corporations with respect to compensation in excess of $1,000,000 paid to the corporation's chief executive officer and its four other most highly compensated officers. However, compensation payable solely on account of attainment of one or more performance goals is not subject to this deduction limitation if the performance goals are objective, pre-established and determined by a compensation committee comprised solely of two or more outside directors, the material terms under which the compensation is to be paid are disclosed to the stockholders and approved by a majority vote, and the compensation committee certifies that the performance goals and other material terms were in fact satisfied before the compensation is paid. Under this exception, the deduction limitation does not apply with respect to compensation otherwise deductible on account of stock options and stock appreciation rights granted at fair market value under a plan, such as the proposed 2001 Plan, that limits the number of shares that may be issued to any individual and which is approved by the corporation's stockholders.

Required Vote

    THE AFFIRMATIVE VOTE OF HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK REPRESENTED AT THE MEETING IS REQUIRED TO APPROVE THE ADOPTION OF THE 2001 STOCK INCENTIVE PLAN. SHARES OF COMMON STOCK REPRESENTED AT THE MEETING BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" APPROVAL OF THE 2001 STOCK INCENTIVE PLAN.

Recommendation of the Board of Directors

    OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" ADOPTION OF THE 2001 STOCK INCENTIVE PLAN.

PROPOSAL IV

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    We have engaged Arthur Andersen, CPAs, certified public accountants having offices in Stamford, Connecticut, as our independent auditors for the fiscal year ending June 30, 2001. Arthur Andersen has audited our financial statements for the year ended June 30, 2000. It is anticipated that representatives of such firm will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

    Audit Fees. Fees for the audit for the fiscal year ended June 30, 2000 and the reviews of Forms 10-Q for such fiscal year, all of which has been billed.

    Fees for Financial Information Systems Design and Implementation. None.

    All other fees. None

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF APPOINTMENT OF ARTHUR ANDERSEN, CPAs, AS THE EXTERNAL AUDITORS FOR US FOR THE FISCAL YEAR ENDING JUNE 30, 2001. THE AFFIRMATIVE VOTE OF HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK REPRESENTED AT THE MEETING IS REQUIRED TO RATIFY THE APPOINTMENT OF THE AUDITORS. SHARES OF COMMON STOCK REPRESENTED AT THE MEETING BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" RATIFICATION OF ARTHUR ANDERSEN, CPAS.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

    Several of the individuals who have served as our directors or executive officers have been issued warrants and/or options to purchase shares of our shares. Further, our directors and officers are eligible to receive options under the Plan, as amended, and therefore will be eligible for future grants of options pursuant thereto. Accordingly, if the Plan is not approved as requested in Proposal III hereof and such directors and officers are unable to exercise such warrants and options, such directors and officers may have claims against us for breach of contract or otherwise.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

    The following table sets forth as of February 9, 2001 certain information regarding the beneficial ownership of our shares:

/ /	by each person that is known by us to be the beneficial owner of more than five percent (5%) of its outstanding common stock;
/ /	each of our directors;
/ /	by each executive officer named in the Summary Compensation Table; and
/ /	by all of our directors and executive officers as a group.
Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned	Percentage Ownership of Common Stock Outstanding(2)
Necdet F. Ergul	1,637,500	3.4%
Ronald A. Durando(3)	4,020,363	5.9%
Gustave T. Dotoli	2,067,500	2.7%
J. Lee Barton(4)	3,595,000	10.3%
David Klimek	1,117,500	1.1%
Craig Vickers	144,000	*
Lintel, Inc.(5)	2,445,000	7.0%
All executive officers and directors as A group (nine people)	12,482,863	23.6%
J. Allen Layman	25,000	*
Anthony Guerino	25,000	*
Abraham Biderman	5,000	*

*
Less than 1%
(1)
Unless otherwise indicated, the address of each beneficial owner is 587 Connecticut Avenue, Norwalk, Connecticut 06854-1711.
(2)
Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of our shares beneficially owned by them. The percentage for each beneficial owner listed above is based on 34,832,790 shares outstanding on February 9, 2001 and, with respect to each such person holding options or warrants to purchase shares that are exercisable within 60 days after February 9, 2001, the number of options and warrants are deemed to be outstanding and beneficially owned by the person for the purpose of computing such person's percentage ownership, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The number of shares indicated in the table include the following number of shares issuable upon the exercise of warrants or options: Necdet F. Ergul—437,500; Ronald A. Durando—1,970,000; Gustave Dotoli—1,110,000; J. Lee Barton—110,000; David Klimek—725,000; J. Allen Layman—25,000; Anthony Guerino and Susan E. Cifelli—0.
(3)
Includes 1,567,863 shares held by Durando Investment LLC which Mr. Durando controls and 50,000 shares held by Nutley Securities, Inc., a company wholly-owned by Mr. Durando.
(4)
Includes 100,000 shares owned by Kim Barton, his wife and 100,000 shares owned by Betty Barton, his daughter; and 2,445,000 shares owned by Lintel, Inc., a company in which Mr. Barton is the President and Chief Executive Officer.
(5)
The address for Lintel, Inc. is 196 North Forest Avenue, P.O. Box 388, Hartwell, GA 30643.

EXECUTIVE COMPENSATION

    Our executive officers, directors and other significant employees and their ages and positions as of February 9, 2001 are as follows:

Name of Individual	Age	Position with the Company and Subsidiaries
Ronald A. Durando	43	Chief Executive Officer
Gustave T. Dotoli	65	Chief Operating Officer
David Klimek	48	Chief Technology Officer
J. Lee Barton	47	Director
Anthony Guerino(1)(2)	55	Director
J. Allen Layman(2)	49	Director
Necdet Ergul	76	Director
Craig Vickers(1)	55	Director
Abraham Biderman(2)	52	Director
Martin Smiley	53	Chief Financial Officer and General Counsel

(1)
Member of Compensation Committee

(2)
Member of Audit Committee

    The following table sets forth, for the fiscal year ended June 30, 2000 and the two previous fiscal years, the compensation paid by us to, as well as any other compensation paid to or earned by,

  •
  our Chief Executive Officer; and

  •
  our four most highly compensated executive officers, other than the Chief Executive Officer, whose compensation during the fiscal year ended June 30, 2000 was greater than $100,000 for services rendered to us in all capacities during such year.

Summary Compensation Table

Long Term Compensation Awards
Annual Compensation
Restricted Stock Awards(s) (Shares)
Name of Individual & Principal Position	Year	Salary	Bonus		Underlying Options/SARS (Shares)
Ronald A. Durando(1)(2) President and Chief Exec. Officer	2000 1999 1998	$312,920 250,000 150,000	$2,398,032 275,000 —	157,500 400,000 —	250,000 562,500 —
Gustave T. Dotoli (1) Chief Operating Officer	2000 1999 1998	231,670 175,000 120,000	362,000 100,000 —	232,500 175,000 —	175,000 300,000 —
David Klimek(1) Chief Tech. Officer	2000 1999 1998	106,500 77,138 68,500	30,000 35,000 —	— 275,000 —	50,000 150,000 —
Susan E. Cifelli (3)	2000 1999	205,850 45,080	30,000 —	20,000 —	125,000 130,000

(1)
Includes $15,000 annual stipend as a director.

(2)
Bonus compensation includes contractual stock bonus award of 226,000 shares having a value of $1,714,532 on June 30, 2000. For a description of the bonus formula, see the description of Mr. Durando's Employment Agreement below.

(3)
Susan E. Cifelli is no longer employed with the Company.

    No individual named above received pre-requisites or non-cash compensation during the years indicated which exceeded the lesser of $50,000 or an amount equal to 10% of such person's salary. No other executive officer received compensation and bonuses that exceeded $100,000 during any year.

Stock Options

    The following table sets forth certain information concerning individual issues of options made during the year ended June 30, 2000 to our executive officers named in the summary compensation table above. For the fiscal year ended June 30, 2000, we granted options to acquire up to an aggregate of shares to employees and directors.

OPTION GRANTS IN LAST FISCAL YEAR
(INDIVIDUAL GRANTS)

		% of Total Options Granted to Employees in Fiscal 2000
						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for 5 year Option Term
				Market Price on Grant Date
	Option Granted (#)		Exercise or Base Price ($/Share)		Expiration Date
Name						0%	5%	10%
Ronald A. Durando	250,000	13.3	$4.00	$7.0	2005	$750,000	$1,233,525	$1,818,375
Gustave T. Dotoli	175,000	9.3	4.00	7.0	2005	525,000	863,467	1,272,863
Susan Cifelli	25,000 100,000	1.3 5.3	4.00 1.50	7.0 7.0	2005 2005	75,000 550,000	123,353 743,410	181,838 977,350
David Klimek	50,000	2.7	4.00	7.0	2005	150,000	246,705	363,675

    The following table sets forth information with respect to the number and value of outstanding options held by our executive officers named in the Summary Compensation Table above at June 30, 2000. The value of unexercised in-the-money options is based upon the difference between closing price of our shares on June 30, 2000 and the exercise price of the options.

FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)
	Shares Acquired on Exercise (#)					Value of Unexercised In-the-Money Options at Fiscal Year-End ($)
		Value Realized
Name			Exercisable	Unexercisable(*)		Exercisable	Unexercisable(*)
Ronald A. Durando	0	0	1,750,000	3,000,000	*	$10,360,375	$18,375,000	*
Gustave T. Dotoli	140,000	$857,500	1,090,000	1,500,000	*	6,403,125	9,187,500	*
David Klimek	0	0	675,000	0		4,129,687	0
Susan E. Cifelli	0	0	165,000	90,000		962,813	545,625

*
Value of contingent options exercisable only upon a change in control of our company, not voted for by such person as a stockholder or director.

EMPLOYMENT AGREEMENTS

    We have an employment agreement with Ronald A. Durando, our President, Chief Executive Officer and Director. The agreement, executed June 24, 1999, is for a term of thirty-six months expiring on June 30, 2002. Under the terms of the agreement, Mr. Durando receives a base annual salary of $275,000, a bonus and a salary increase based upon a performance review every six months, beginning six months from the effective date of the agreement, as well as health benefits, vacation and such other fringe benefits as would be paid to our similarly situated senior management. In consideration of devoting such time as would be required of our Chief Executive Officer to our business and specifically to his duties under the agreement to provide investor relations, Mr. Durando is entitled to a bonus at the end of each year equal to five percent (5%) of the increase in the market value of the issued and outstanding shares of our shares, of which bonus twenty-five percent (25%) shall be payable in cash and the remaining balance in shares.

    Such agreement is terminable upon Mr. Durando's death, permanent disability, or for "just cause" (defined below) and is renewable within two months of the expiration date of the agreement upon the mutual terms agreed to by Mr. Durando and us. Mr. Durando shall be deemed "permanently disabled" under the agreement if he shall fail to render and perform the executive services required under the agreement for a continuous period of three consecutive months. "Just cause" is defined under the agreement as the commission of acts constituting theft, embezzlement, the receipt of funds or property under false pretenses or similar acts of gross misconduct with respect to our property, or the conviction of a felony involving matters not directly related to our business if, in the Board's discretion, it adversely affects his ability to perform his executive duties.

    The agreement also contains work-for-hire, confidentiality and non-disclosure provisions. In the event that Mr. Durando breaches such provisions, we are entitled to injunctive relief restraining him from any further breach, in addition to any other remedies that we may have arising out of such breach.

    Additionally, in the event of a change in control that is not approved by Mr. Durando as one of our Directors or shareholders, he is entitled to exercise an option to purchase 3,000,000 shares at a price of $1.00 per share.

    We also have an employment agreement with Gustave T. Dotoli, our Chief Operating Officer and Director. The agreement, executed June 24, 1999, is for a term of thirty-six months expiring June 30, 2002, and Mr. Dotoli receives a base annual salary of $200,000, a bonus and a salary increase based upon performance review every six months, beginning six months from the effective date of the agreement, as well as health benefits, vacation and such other fringe benefits as would be paid to our similarly situated senior management.

    The employment agreement is terminable upon Mr. Dotoli's death, permanent disability, or for "just cause"(defined below), and is renewable within two months of the expiration date of the agreement upon the mutual terms agreed to by Mr. Dotoli and us. Mr. Dotoli shall be deemed "permanently disabled" under the agreement if he shall fail to render and perform the executive services required under the agreement for a continuous period of three consecutive months. "Just cause" is defined under the agreement as the commission of acts constituting theft, embezzlement, the receipt of funds or property under false pretenses or similar acts of gross misconduct with respect to our property, or the conviction of a felony involving matters not directly related to our business if, in the Board's discretion, it adversely affects his ability to perform his executive duties. The agreement also contains work-for-hire, confidentiality and non-disclosure provisions. Additionally, in the event of a change in control that is not approved by Mr. Dotoli as one of our Directors or shareholders, he is entitled to exercise an option to purchase 1,500,000 shares as a price of $1.00 per share.

    We also have an employment agreement with Martin Smiley, our Executive Vice President, Chief Financial Officer and General Counsel. The agreement executed August 21, 2000, is for a term of twenty-four months expiring on August 20, 2002. Mr. Smiley receives a base annual salary of $175,000, a bonus and a salary increase based upon performance review every twelve months, beginning twelve months from the effective date of the agreement, as well as health benefits, vacation and such other fringe benefits as would be paid to our similarly situated senior management.

    Such agreement is terminable upon Mr. Smiley's death, significant disability, or for good cause, and is renewable within one month of the expiration date of the agreement upon the mutual terms agreed to by Mr. Smiley and us. Mr. Smiley shall be deemed "significantly disabled" under the agreement for a continuous period of six months. "Good cause" is defined under the agreement as the commission of acts constituting a felony or crime; fraud or misappropriation of funds; personal dishonesty, incompetence or, gross negligence; willful misconduct; repeated use of drugs, alcohol or similar substance; or breach of the agreement. The agreement also contains confidentiality and non-disclosure provisions.

    None of our other executive officers have an employment agreement with us.

    Ms. Cifelli is no longer employed with the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    As indicated above, our Compensation Committee consists of Messrs. Dotoli, Vickers and Guerino. The committee determines all compensation paid or awarded to our executive officers and approves our overall compensation policies.

    The committee's goals are to attract and retain an executive management team that is capable of taking full advantage of our opportunities, and to provide incentives for outstanding performance. In arriving at an initial compensation offer to an individual, the committee considers determinants of the individual's market value, including experience, education, accomplishments and reputation, as well as the level of responsibility to be assumed, in relation to the market value of such qualifications and industry standards. When determining subsequent adjustments to an individual's compensation package, the committee also evaluates the importance to stockholders of that person's continued service. This is a judgment process, exercised by the committee with the advice of our management and a compensation consultant.

    The executive officers' compensation structure consists of: (i) base salary, (ii) cash bonus and (iii) stock options.

    Base Salary.  Each individual's base salary is determined by the committee after considering a variety of factors that make up our market value and prospective value, including the knowledge, experience and accomplishments of the individual, the individual's level of responsibility, and the typical compensation levels for individuals with similar credentials. The committee may change the salary of an individual on the basis of its judgment for any reason, including our performance or the performance of the individual, changes in responsibility, and changes in the market for executives with similar credentials. Salaries for 2000 were set based on the above factors.

    Cash Bonus.  Bonuses are awarded for accomplishments during the past year. Bonuses are determined by the committee with advice from our management, based upon the committee's assessment of the individual's contributions during the year, compared to, but not limited to, a list of individualized goals previously approved by our management and the committee. In determining bonuses for the fiscal year ended June 30, 2000, the committee considered in addition to the individualized goals, our raising of approximately $17,622,000 additional capital to support ongoing research and significant progress in conducting trials of our system and, and further additions to our intellectual property and to its capability to convert this to product development programs.

    Stock Options.  Stock options are prospective incentives, aimed at keeping and motivating key people by letting them share in the value they create for stockholders. They are awarded at times deemed appropriate by the committee in amounts calculated to secure the full attention and best efforts of executives on whose future performance our success will depend. Executive officers other than the C.E.O. (discussed below) received options covering 350,000 shares of our common stock in 2000.

    Chief Executive Officer's Compensation.  The committee awarded Mr. Durando a discretional bonus for the fiscal year ended June 30, 2000. Mr. Durando received a cash bonus and shares of our stock. The bonus is based on the committee's assessments of Mr. Durando's role in our performance in 2000. Under Mr. Durando's leadership, our capabilities and opportunities were significantly enhanced by raising an additional $17,622,000 million to support ongoing research efforts and product development. At the same time, we have made significant progress in developing new products. Organizational development is keeping pace with the expanding opportunities. The committee also reviewed Mr. Durando's bonus in light of the progress we have made in raising additional capital, as well as in the testing of the our products. The committee decided to award Mr. Durando this bonus due to the foregoing achievements.

PERFORMANCE GRAPH

    As part of the proxy statement disclosure requirements mandated by the Securities and Exchange Commission, we are required to provide a comparison of the cumulative total stockholder return on our shares with that of a broad equity market index and either a published industry index or a company-constructed peer group index. The following graph compares the performance of our shares, the Nasdaq Composite Index (the "CCMP") and the Russell 2000 Index (the "RTY). The comparison assumes $100 was invested on June 3, 1997 (date of our shares first became publicly traded) in our shares and in each of the foregoing indices and assumes no dividends.

ADDITIONAL INFORMATION COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

    Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and to provide us with copies of such reports. We have reviewed such reports received by it and written representations from its directors and executive officers. Based solely on such review, there were no Form 4s filed late.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Our management is affiliated by employment at and/or ownership of a related group of companies, including Microphase Corporation, Complete Telecommunications, Inc. (which was dissolved subject to a settlement dated August 16, 1999), Packet Port, Inc. and PacketPort.com and Janifast Holdings, Ltd., which may record material transactions with us. As a result of such affiliations, our management in the future may have conflicting interests with these affiliated companies.

    Necdet F. Ergul, Ronald A. Durando and Gustave T. Dotoli, our Chairman, Chief Executive Officer and Chief Operating Officer, respectively, are executive officers and shareholders of Microphase and Ronald Durando and Gustave T. Dotoli are president and vice-president of PacketPort.com., respectively.

    We reimburse Microphase $50,000 per month for research and development services and administrative expenses incurred for the use of Microphase's office space, lab facilities and administrative staff.

    Ronald A. Durando is the owner/sole shareholder of Nutley Securities, Inc., a former registered broker-dealer, which is not a private investment company under the Investment Advisors Act of 1940.

    One of our directors, J. Lee Barton, is the president and chief executive officer of Lintel, Inc. Lintel is the parent corporation of Hart Telephone Company, our beta customer located in Hartwell, Georgia, where we installed our prototype product and commenced beta testing. In December 1998, we issued 3,115,000 shares in a private placement to J. Lee Barton, several members of his family, Lintel, several employees of Lintel and two employees of Microphase for a purchase price of approximately $1.03 per share, or an aggregate purchase price of $3,197,416. In fiscal year 1999, we awarded J. Lee Barton 75,000 shares and an option for 100,000 shares. In fiscal year 2000, we awarded J. Lee Barton a $285,000 bonus, a stock award of 140,000 shares and options for 225,000 shares, which includes options to Hart Telephone.

    Janifast Holdings, Ltd., a Delaware corporation, is the parent corporation of the manufacturer which has produced pots splitter shelves, test access shelves and CPE filters as well as other components for our prototype Traverser DVDDS product, and may produce such components for us in the future. Necdet F. Ergul, Ronald A. Durando and Gustave T. Dotoli are controlling shareholders of Janifast with an aggregate ownership interest of greater than 75% of Janifast. Mr. Durando is chairman of the board of directors and each of Messrs. Dotoli and Ergul are directors of Janifast.

    On November 26, 1999, Packet Port, Inc. a company owned 100% by Mr. Durando, acquired controlling interest in Linkon Corp., which subsequently changed its name to PacketPort.com, Inc. In connection with this transaction, Mr. Durando transferred 350,000 shares of our shares owned by him to Packet Port, Inc. Mr. Durando was elected president and Mr. Dotoli vice president of PacketPort.com, Inc.

SHAREHOLDERS PROPOSALS FOR THE 2002 ANNUAL MEETING

    Shareholders who may wish to present proposals for inclusion in our proxy materials and for consideration at the 2002 Annual Meeting of Shareholders must submit such proposals in writing to our corporate Secretary in accordance with all applicable rules and regulations of the SEC for receipt by us no later than December 1, 2001. A signed proxy shall confer discretionary authority upon us to vote on all shareholder proposals that are not received by us on or before December 1, 2001.

COST OF SOLICITATION

    The accompanying proxy is solicited by and on behalf of our Board of Directors. We will bear the cost of soliciting proxies from its shareholders. In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone, telegram or otherwise. Such directors, officers and employees will not receive additional compensation for such solicitation. Brokerage firms, nominees, custodians and fiduciaries also will be requested to forward proxy materials to beneficial owners of shares held of record by them. We may reimburse brokerage firms, nominees, custodians, fiduciaries and other record holders for their reasonable out of pocket expenses in forwarding proxy materials to the beneficial owners and obtaining their proxies.

ADDITIONAL INFORMATION

    A copy of our Annual Report on Form 10-KSB for the fiscal year ended June 30, 2000, is being provided to all shareholders with this Proxy Statement. In addition, our Annual Report on Form 10-KSB with exhibits is available via the internet at the website http://www.freeedgar.com.

OTHER MATTERS

    As of the date of this Proxy Statement, the Board of Directors knows of no matters which will be presented for consideration at the Annual Meeting other than the proposals set forth in this Proxy Statement. If any other matters properly come before the meeting, it is intended that the persons named in the Proxy will act in respect thereof in accordance with their best judgment.

                      By Order of the Board of Directors

                      Gustave T. Dotoli
                      Corporate Secretary

Norwalk, Connecticut
April  , 2001

EXHIBIT A

mPHASE TECHNOLOGIES, INC
AUDIT COMMITTEE CHARTER

    The Audit Committee ("the Committee"), of the Board of Directors ("the Board") of mPhase Technologies, Inc.("the Company"), will have the oversight responsibility, authority and specific duties described below.

Composition

    The Committee will be comprised of three or more directors as determined by the Board. The members of the Committee will meet the independence and experience requirements of the National Association of Securities Dealers, Inc. ("NASD") and its wholly owned subsidiary, The NASDAQ Stock Market, Inc ("NASDAQ") Audit Committee requirements. The members of the Committee will be selected annually at the organizational meeting of the full Board held in May and will be listed in the Annual report to shareholders, One of the members of the Committee will be elected Committee Chair by Board.

Responsibility

    The Committee is a part of the Board. It's primary function is to assist the Board in fulfilling its oversight responsibilities with respect to (i) the annual financial information to be provided to shareholders and the Securities and Exchange Commission (SEC); (ii) the system of internal controls that management has established; and (iii) the internal and external audit process. In addition, the Committee provides an avenue for communication between internal audit, the independent accountants, financial management and the Board. The Committee should have a clear understanding with the independent accountants that they must maintain an open and transparent relationship with the Committee, and that the ultimate accountability of the independent accountants is to the Board and the Committee. The Committee will make regular reports to the Board concerning its activities.

    While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's business conduct guidelines.

Authority

    Subject to the prior approval of the Board, the Committee is granted the authority to investigate any matter or activity involving financial accounting and financial reporting, as well as the internal controls of the Company. In that regard, the Committee will have the authority to approve the retention of external professionals to render advice and counsel in such matters. All employees will be directed to cooperate with respect thereto as requested by members of the Committee.

Meetings

    The Committee is to meet at least four times annually and as many additional times as the Committee seems necessary. Content of the agenda for each meeting should be cleared by the Committee Chair. The Committee is to meet in separate executive sessions with the chief financial officer, independent accountants and internal audit at least once each year and at other times when considered appropriate.

Attendance

    Committee members will strive to be present at all meetings. As necessary or desirable, the Committee Chair may request that members of management and representatives of the independent accountants and internal audit be present at Committee meetings.

Specific duties

    In carrying out its oversight responsibilities, the Committee will:

  1.
  Review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval. This should be done in compliance with applicable NASDAQ Audit Committee Requirements.
  2.
  Review with the Company's management, internal audit and independent accountants the Company's accounting and financial reporting controls. Obtain annually in writing from the independent accountants their letter as to the adequacy of such controls.
  3.
  Review with the Company's managements internal audit and independent accountants significant accounting and reporting principles, practices and procedures applied by the Company in preparing its financial statements. Discuss with the independent accountants their judgements about the quality, not just the acceptability, of the Company's accounting principles used in financial reporting.
  4.
  Review the scope of internal audit's work plan for the year and receive a summary report of major findings by internal auditors and how management is addressing the conditions reported.
  5.
  Review the scope and general extent of the independent accountants' annual audit. The Committee's review should include an explanation from the independent accountants of the factors considered by the accountants in determining the audit scope, including the major risk factors. The independent accountants should confirm to the Committee that no limitations have been placed on the scope or nature of their audit procedures. The Committee will review annually with management the fee arrangement with the independent accountants.
  6.
  Inquire as to the independence of the independent accountants and obtain from the independent accountants, at least annually, a formal written statement delineating all relationships between the independent accountants and the Company as contemplated by independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

        Have a predetermined arrangement with the independent accountants that they will advise the Committee through its Chair and management of the Company of any matters identified through procedures followed for interim quarterly financial statements, and that such notification is to be made prior to the related press release or, if not practicable, prior to filing Forms 1O-Q. Also receive a written confirmation provided by the independent accountants at the end of each of the first three quarters of the year that they have nothing to report to the Committee, if that is the case, or the written enumeration of required reporting issues.

  7.
  At the completion of the annual audit, review with management, internal audit and the independent accountants the following:

        The annual financial statements and related footnotes and financial information to be included in the Company annual report to shareholders and on Form 1O-K.

        Results of the audit of the financial statements and the related report thereon and, if applicable, a report on changes during the year in accounting principles and their application.

        Significant changes to the audit plan, if any, and any serious disputes or difficulties with management encountered during the audit. Inquire about the cooperation received by the independent accountants during their audit, including access to all requested records, data and information. Inquire of the independent accountants whether there have been any disagreements with management which, if not satisfactorily resolved, would have caused them to issue a nonstandard report on the Company's financial statements.

  8.
  Other communications as required to be communicated by the independent accountants by Statement of Auditing Standards ("SAS") 61 as amended by SAS 90 relating to the conduct of the audit. Further, receive a written communication provided by the independent accountants concerning their judgment about the quality of the Company's accounting principles, as outlined in SAS 61 as amended by SAS 90, and that they concur with management's representation concerning audit adjustments.

        If deemed appropriate after such review and discussion, recommend to the Board that the financial statements be included in the Company's annual report on Form 10-K.

  9.
  After preparation by management and review by internal audit and independent accountants, approve the report required under SEC rules to be included in the Company's annual proxy statement. The charter is to be published as an appendix to the proxy statement every three years.
  10.
  Discuss with the independent accountants the quality of the Company's financial and accounting personnel. Also, elicit the comments of management regarding the responsiveness of the independent accountants to the Company's needs.
  11.
  Meet with management, internal audit and the independent accountants to discuss any relevant significant recommendations that the independent accountants may have, particularly those characterized as "material' or "serious'. Typically, such recommendations will be presented by the independent accountants in the form of a Letter of Comments and Recommendations to the Committee. The Committee should review responses of management to the Letter of Comments and Recommendations from the independent accountants and receive follow-up reports on action taken concerning the aforementioned recommendations.
  12.
  Recommend to, the Board the selection, retention or termination of the Company's Independent accountants.
  13.
  Review the appointment and replacement of the senior internal audit executive.
  14.
  Review with management, internal audit and the independent accountants the methods used to establish and monitor the Company's policies with respect to unethical or illegal activities by Company employees that may have a material impact on the financial statements.
  15.
  Generally as part of the review of the annual financial statements, receive an oral report(s), at least annually, from the Company's general counsel concerning legal and regulatory matters that may have a material impact on the financial statements.
  16.
  As the Committee may deem appropriate, obtain, weigh and consider expert advice as to Audit Committee related rules of The NASDAQ Stock Market, Inc., Statements on Auditing Standards and other accounting, legal and regulatory provisions.
  17.
  Subject to the prior approval of the Board, arrange for and monitor special investigations as the need may arise.

EXHIBIT B

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

mPHASE TECHNOLOGIES, INC.

    Pursuant to Section 14A:9-4(3) of Title 14A, Corporations, General, of the New Jersey Statutes, on behalf of mPhase Technologies, Inc. (the "Corporation"), the undersigned executes this Certificate of Amendment to the Corporation's Certificate of Incorporation.

    1.  Amendment to Authorized Shares of Capital Stock.

    Paragraph 4 of the Certificate of Incorporation which reads as follows,

    "4. The aggregate number of shares which the corporation shall have authority to issue is 150,000,000 shares, no par value."

    shall deleted in its entirety and replaced by the following:

    "4.  Authorized Shares.  The aggregate number of shares which the Corporation shall have authority to issue is One Hundred and Fifty Million (150,000,000) shares, of which One Hundred and Thirty Million (130,000,000) shares, par value $.01 per share, shall be initially classified as "Common Stock," and Twenty Million (20,000,000) shares, par value $.01 per share, shall be initially classified as "Preferred Stock." A statement of the designations and the powers, preferences and rights of such classes of stock and the qualifications, limitations or restrictions thereof, the fixing of which by the Certificate of Incorporation is desired, and the authority of the Board of Directors to fix, by resolution or resolutions, the designations and the powers, preferences and rights of such classes of stock or the qualifications, limitations or restrictions thereof, which are not fixed hereby, are as follows:

    A.  Provisions Applicable to All Series of Preferred Stock.

      (1) The Board of Directors is expressly authorized, subject to the limitations prescribed by law and the provisions of this Paragraph, at any time, and from time to time, to provide for the issuance of shares of Preferred Stock on one or more series, of any number of shares of Preferred Stock, and by filing a certificate pursuant to the applicable law under the New Jersey Business Corporations Act, to establish the number of shares to be included in each series of Preferred Stock and to fix the powers, designations, preferences, relative rights, qualifications and restrictions thereof. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, a determination of the following:

        (a) The number of shares of Preferred Stock constituting that series and the distinctive designation of that series;

        (b) The dividend rate on the shares of Preferred Stock of that series, whether dividends shall be cumulative, and if so, from which date or dates, and whether they shall be payable in preference to, or in such relation to, the dividends payable on any other class or classes or of any other series of the capital stock of the Corporation;

        (c) Whether that series shall have any voting rights in addition to those provided by law, and if so, the terms of such additional voting rights;

        (d) Whether that series shall have conversion or exchange privileges, and if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board of Directors shall determine;

        (e) Whether or not the shares of that series shall be redeemable, and if so, the terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all of the shares are to be redeemed, the date or dates upon or after which they shall be redeemable and the type and amount of consideration payable per share in case of redemption, which amount may vary under different conditions and at different redemption dates;

        (f) Whether that series shall be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of that series, and if so, the terms and amount of such sinking fund;

        (g) The right of shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issuance of any additional stock (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase or redemption or other acquisition by the Corporation or any subsidiary of, any outstanding stock of the Corporation;

        (h) The rights of the shares of that series in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation and whether such rights shall be in preference to, or in another relation to, the comparable rights or any other class or classes or series of capital stock; and

        (i) Any other relative, participating, optional or other special rights, qualifications, limitations or restrictions of that series.

      (2) All shares of each series of Preferred Stock shall be identical in all respects to the other shares of such series. The rights of the Common Stock of the Corporation shall be subject to the preferences and relative participating, optional and other special rights of the Preferred Stock of each series as fixed herein and from time to time by the Board of Directors as aforesaid.

    B.  Provisions Applicable to Common Stock.

      (1) After the requirements with respect to preferential dividends upon the Preference Stock of all classes and series thereof shall have been met and after the Corporation shall have complied with all requirements, if any, with respect to the setting aside of sums as a sinking fund or redemption or purchase account for the benefit of any class or series thereof, then, and not otherwise, the holders of Common Stock shall be entitled to receive such dividends in prorata proportion to their share holdings as may be declared from time to time by the Board of Directors.

      (2) After distribution in full of the preferential amounts to be distributed to the holders of all classes and series thereof of Preferred Stock then outstanding in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its shareholders ratably in proportion to the number of shares of Common Stock held by them respectively.

    2.  Reclassification of Issued Shares.

    All shares of common stock of the Corporation, no par value per share, which are issued and outstanding as of the date hereof are hereby deemed to have a par value of $.01 per share without any further action required by the Corporation.

    3.  Date of Adoption.

    The date of adoption of this Amendment to the Certificate of Incorporation by the Stockholders was April  , 2001.

    4.  Number of Shares Outstanding and Entitled to Vote.

    The number of shares of the capital stock of the Corporation entitled to vote on the adoption of this Amendment to the Certificate of Incorporation was            .

    5.  Number of Shares Voted.

    The number of shares of Common Stock of the Corporation which voted for the adoption of this Amendment was            shares and the number of shares voted against the adoption of this Amendment was            shares. Shares not voting were            shares.

    The undersigned as President and Chief Executive Officer of the Corporation has executed this Certificate of Amendment to the Certificate of Incorporation of the Corporation on this   day of   , 2001.

mPHASE TECHNOLOGIES, INC.
By:	Ronald A. Durando President & Chief Executive Officer

EXHIBIT C

mPHASE TECHNOLOGIES, INC.

2001 STOCK INCENTIVE PLAN

1. Establishment, Purpose and Types of Awards

    mPhase Technologies, Inc., a New Jersey corporation (the "Company"), hereby establishes the mPhase Technologies, Inc. 2001 Stock Incentive Plan (the "Plan"). The purpose of the Plan is to promote the long-term growth and profitability of the Company by (i) providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Company, and (ii) enabling the Company to attract, retain and reward the best-available persons.

    The Plan is the continuation of the mPhase Technologies, Inc. Amended Long-Term Stock Incentive Plan (the "Prior Plan"), which is hereby merged and restated as set forth herein. The provisions of the Prior Plan shall continue to control with respect to any options granted and outstanding thereunder that are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code to the extent necessary to preserve such status.

    The Plan permits the granting of stock options (including incentive stock options qualifying under Code section 422 and nonqualified stock options), stock appreciation rights, restricted or unrestricted stock awards, phantom stock, performance awards, other stock-based awards, or any combination of the foregoing.

2. Definitions

    Under this Plan, except where the context otherwise indicates, the following definitions apply:

    (a) "Affiliate" shall mean any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Company (including, but not limited to, joint ventures, limited liability companies, and partnerships). For this purpose, "control" shall mean ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity.

    (b) "Award" shall mean any stock option, stock appreciation right, stock award, phantom stock award, performance award, or other stock-based award granted under the Plan or the Prior Plan.

    (c) "Board" shall mean the Board of Directors of the Company.

    (d) "Change in Control" means: (i) the acquisition (other than from the Company) by any Person, as defined in this Section 2(d), of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 50% or more of (A) the then outstanding shares of the securities of the Company, or (B) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Company Voting Stock"); (ii) the closing of a sale or other conveyance of all or substantially all of the assets of the Company; or (iii) the effective time of any merger, share exchange, consolidation, or other business combination of the Company if immediately after such transaction persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not persons who, immediately prior to such transaction, held the Company Voting Stock; provided, however, that a Change in Control shall not include a public offering of capital stock of the Company. For purposes of this Section 2(d), a "Person" means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, other than employee benefit plans sponsored or maintained by the Company and corporations controlled by the Company.

    (e) "Code" shall mean the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

    (f) "Common Stock" shall mean shares of common stock of the Company, par value of $0.01 per share.

    (g) "Fair Market Value" shall mean, with respect to a share of the Company's Common Stock for any purpose on a particular date, the value determined by the Administrator in good faith. However, if the Common Stock is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and listed for trading on a national exchange or market, "Fair Market Value" shall mean, as applicable, (i) either the closing price or the average of the high and low sale price on the relevant date, as determined in the Administrator's discretion, quoted on the New York Stock Exchange, the American Stock Exchange, or the Nasdaq National Market; (ii) the last sale price on the relevant date quoted on the Nasdaq Small Cap Market; (iii) the average of the high bid and low asked prices on the relevant date quoted on the Nasdaq OTC Bulletin Board Service or by the National Quotation Bureau, Inc. or a comparable service as determined in the Administrator's discretion; or (iv) if the Common Stock is not quoted by any of the above, the average of the closing bid and asked prices on the relevant date furnished by a professional market maker for the Common Stock, or by such other source, selected by the Administrator. If no public trading of the Common Stock occurs on the relevant date, then Fair Market Value shall be determined as of the next preceding date on which trading of the Common Stock does occur. For all purposes under this Plan, the term "relevant date" as used in this Section 2(g) shall mean either the date as of which Fair Market Value is to be determined or the next preceding date on which public trading of the Common Stock occurs, as determined in the Administrator's discretion.

    (h) "Grant Agreement" shall mean a written document memorializing the terms and conditions of an Award granted pursuant to the Plan and shall incorporate the terms of the Plan.

3. Administration

    (a)  Administration of the Plan.  The Plan shall be administered by the Board or by such committee or committees as may be appointed by the Board from time to time (the Board, committee or committees hereinafter referred to as the "Administrator").

    (b)  Powers of the Administrator.  The Administrator shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards.

    The Administrator shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (i) determine the eligible persons to whom, and the time or times at which Awards shall be granted; (ii) determine the types of Awards to be granted; (iii) determine the number of shares to be covered by or used for reference purposes for each Award; (iv) impose such terms, limitations, restrictions and conditions upon any such Award as the Administrator shall deem appropriate; (v) modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards (provided however, that, except as provided in Section 7(d) of the Plan, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the holder); (vi) accelerate or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following termination of any grantee's employment or other relationship with the Company; and (vii) establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid after the end of a performance period.

    The Administrator shall have full power and authority, in its sole and absolute discretion, to administer and interpret the Plan and to adopt and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable.

    (c)  Non-Uniform Determinations.  The Administrator's determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Grant Agreements evidencing such Awards) need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

    (d)  Limited Liability.  To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

    (e)  Indemnification.  To the maximum extent permitted by law and by the Company's charter and by-laws, the members of the Administrator shall be indemnified by the Company in respect of all their activities under the Plan.

    (f)  Effect of Administrator's Decision.  All actions taken and decisions and determinations made by the Administrator on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrator's sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Company, its stockholders, any participants in the Plan and any other employee, consultant, or director of the Company, and their respective successors in interest.

4. Shares Available for the Plan

    Subject to adjustments as provided in Section 7(d) of the Plan, the shares of Common Stock that may be issued with respect to Awards granted under the Plan shall not exceed an aggregate of 20,000,000 shares of Common Stock, in addition to the shares authorized for issuance under the Prior Plan but not issued thereunder before the Prior Plan is merged into this Plan. The Company shall reserve such number of shares, and shall continue to reserve the number of shares remaining under the Prior Plan, for Awards under the Plan, subject to adjustments as provided in Section 7(d) of the Plan. If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of Common Stock are surrendered to the Company in connection with any Award (whether or not such surrendered shares were acquired pursuant to any Award), or if any shares are withheld by the Company, the shares subject to such Award and the surrendered and withheld shares shall thereafter be available for further Awards under the Plan; provided, however, that any such shares that are surrendered to or withheld by the Company in connection with any Award or that are otherwise forfeited after issuance shall not be available for purchase pursuant to incentive stock options intended to qualify under Code section 422.

    Subject to adjustments as provided in Section 7(d) of the Plan, the maximum number of shares of Common Stock subject to Awards of any combination that may be gamed during any one fiscal year of the Company to any one individual under this Plan shall be limited to 500,000 shares. Such per-individual limit shall not be adjusted to effect a restoration of shares of Common Stock with respect to which the related Award is terminated, surrendered or cancelled.

5. Participation

    Participation in the Plan shall be open to all employees, officers, and directors of, and other individuals providing bona fide services to or for, the Company, or of any Affiliate of the Company, as may be selected by the Administrator from time to time.

6. Awards

    The Administrator, in its sole discretion, establishes the terms of all Awards granted under the Plan. Awards may be granted individually or in tandem with other types of Awards. All Awards are subject to the terms and conditions provided in the Grant Agreement. The Administrator may permit or require a recipient of an Award to defer such individual's receipt of the payment of cash or the delivery of Common Stock that would otherwise be due to such individual by virtue of the exercise of, payment of, or lapse or waiver of restrictions respecting, any Award. If any such payment deferral is required or permitted, the Administrator shall, in its sole discretion, establish rules and procedures for such payment deferrals.

    (a)  Stock Options.  The Administrator may from time to time grant to eligible participants Awards of incentive stock options as that term is defined in Code section 422 or nonqualified stock options; provided, however, that Awards of incentive stock options shall be limited to employees of the Company or of any current or hereafter existing "parent corporation" or "subsidiary corporation," as defined in Code sections 424(e) and (f), respectively, of the Company. Options intended to qualify as incentive stock options under Code section 422 must have an exercise price at least equal to Fair Market Value as of the date of grant, but nonqualified stock options may be granted with an exercise price less than Fair Market Value. No stock option shall be an incentive stock option unless so designated by the Administrator at the time of grant or in the Grant Agreement evidencing such stock option.

    (b)  Stock Appreciation Rights.  The Administrator may from time to time grant to eligible participants Awards of Stock Appreciation Rights ("SAR"). An SAR entitles the grantee to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the Grant Agreement, times (ii) the number of shares specified by the SAR, or portion thereof, which is exercised. Payment by the Company of the amount receivable upon any exercise of an SAR may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator. If upon settlement of the exercise of an SAR a grantee is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

    (c)  Stock Awards.  The Administrator may from time to time grant restricted or unrestricted stock Awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. A stock Award may be paid in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the Administrator.

    (d)  Phantom Stock.  The Administrator may from time to time grant Awards to eligible participants denominated in stock-equivalent units ("phantom stock") in such amounts and on such terms and conditions as it shall determine. Phantom stock units granted to a participant shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of the Company's assets. An Award of phantom stock may be settled in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the Administrator. Except as otherwise provided in the applicable Grant Agreement, the grantee shall not have the rights of a stockholder with respect to any shares of Common Stock represented by a phantom stock unit solely as a result of the grant of a phantom stock unit to the grantee.

    (e)  Performance Awards.  The Administrator may, in its discretion, grant performance awards which become payable on account of attainment of one or more performance goals established by the Administrator. Performance awards may be paid by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator. Performance goals established by the Administrator may be based on the Company's or an Affiliate's operating income or one or more other business criteria selected by the Administrator that apply to an individual or group of individuals, a business unit, or the Company or an Affiliate as a whole, over such performance period as the Administrator may designate.

    (f)  Other Stock-Based Awards.  The Administrator may from time to time grant other stock-based awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. Other stock-based awards may be denominated in cash, in Common Stock or other securities, in stock-equivalent units, in stock appreciation units, in securities or debentures convertible into Common Stock, or in any combination of the foregoing and may be paid in Common Stock or other securities, in cash, or in a combination of Common Stock or other securities and cash, all as determined in the sole discretion of the Administrator.

7. Miscellaneous

    (a)  Withholding of Taxes.  Grantees and holders of Awards shall pay to the Company or its Affiliate, or make provision satisfactory to the Administrator for payment of, any taxes required to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company or its Affiliate may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the grantee or holder of an Award. In the event that payment to the Company or its Affiliate of such tax obligations is made in shares of Common Stock, such shares shall be valued at Fair Market Value on the applicable date for such purposes.

    (b)  Loans.  The Company or its Affiliate may make or guarantee loans to grantees to assist grantees in exercising Awards and satisfying any withholding tax obligations.

    (c)  Transferability.  Except as otherwise determined by the Administrator, and in any event in the case of an incentive stock option or a stock appreciation right granted with respect to an incentive stock option, no Award granted under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution. Unless otherwise determined by the Administrator in accord with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of the grantee, only by the grantee or, during the period the grantee is under a legal disability, by the grantee's guardian or legal representative.

    (d)  Adjustments for Corporate Transactions and Other Events.

      (i)  Stock Dividend, Stock Split and Reverse Stock Split.  In the event of a stock dividend of, or stock split or reverse stock split affecting, the Common Stock, (A) the maximum number of shares of such Common Stock as to which Awards may be granted under this Plan, as provided in Section 4 of the Plan and the maximum number of shares with respect to which Awards may be granted during any one fiscal year of the Company to any individual, and (B) the number of shares covered by and the exercise price and other terms of outstanding Awards, shall, without further action of the Board, be adjusted to reflect such event. The Administrator may make adjustments, in its discretion, to address the treatment of fractional shares and fractional cents that arise with respect to outstanding Awards as a result of the stock dividend, stock split or reverse stock split.

      (ii)  Non-Changes in Control Transactions.  Except with respect to the transactions set forth in Section 7(d)(i), in the event of any change affecting the Common Stock, the Company or its capitalization, by reason of a spin-off, split-up, dividend, recapitalization, merger, consolidation or share exchange, the Administrator, shall make (A) appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan, in the aggregate and with respect to any individual during any one fiscal year of the Company, as provided in Section 4 of the Plan; and (B) appropriate adjustments in outstanding Awards, including but not limited to modifying the number, kind and price of securities subject to Awards.

      (iii)  Change in Control Transactions.  In the event of any transaction resulting in a Change of Control of the Company, outstanding stock options and SARs under this Plan will vest immediately upon the effective time of such Change of Control unless provision is made in connection with the transaction for the continuation or assumption of such Awards by, or for the substitution of the equivalent awards of, the surviving or successor entity or a parent thereof.

      (iv)  Pooling of Interest Transactions.  In connection with any business combination authorized by the Board, the Administrator may, to the extent not in contravention with any other provision hereof, make necessary adjustments to the Plan to facilitate the compliance of such transaction with requirements for treatment as a pooling of interests for accounting purposes under generally accepted accounting principles.

      (v)  Unusual or Nonrecurring Events.  The Administrator is authorized to make, in its discretion and without the consent of holders of Awards, adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

    (e)  Substitution of Awards in Mergers and Acquisitions.  Awards maybe granted under the Plan from time to time in substitution for awards held by employees, officers, consultants or directors of entities who become or are about to become employees, officers, consultants or directors of the Company or an Affiliate as the result of a merger or consolidation of the employing entity with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of the assets or stock of the employing entity. The terms and conditions of any substitute Awards so granted may vary from the terms and conditions set forth herein to the extent that the Administrator deems appropriate at the time of grant to conform the substitute Awards to the provisions of the awards for which they are substituted.

    (f)  Other Agreements.  As a condition precedent to the grant of any Award under the Plan, the exercise pursuant to such an Award, or to the delivery of certificates for shares issued pursuant to any Award, the Administrator may require the grantee or the grantee's successor or permitted transferee, as the case may be, to become a party to a stock restriction agreement, shareholders' agreement, voting trust agreement or other agreements regarding the Common Stock of the Company in such forms) as the Administrator may determine from time to time.

    (g)  Termination, Amendment and Modification of the Plan.  The Board may terminate, amend or modify the Plan or any portion thereof at any time.

    (h)  Non-Guarantee of Employment or Service.  Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an individual to continue in the service of the Company or shall interfere in any way with the right of the Company to terminate such service at any time with or without cause or notice and whether or not such termination results in (i) the failure of any Award to vest; (ii) the forfeiture of any unvested or vested portion of any Award; and/or (iii) any other adverse effect on the individual's interests under the Plan.

    (i)  Compliance with Securities Laws; Listing and Registration.  If at any time the Administrator determines that the delivery of Common Stock under the Plan is or may be unlawful under the laws of any applicable jurisdiction, or federal or state securities laws, the right to exercise an Award or receive shares of Common Stock pursuant to an Award shall be suspended until the Administrator determines that such delivery is lawful. The Company shall have no obligation to effect any registration or qualification of the Common Stock under federal or state laws.

    The Company may require that a grantee, as a condition to exercise of an Award, and as a condition to the delivery of any share certificate, make such written representations (including representations to the effect that such person will not dispose of the Common Stock so acquired in violation of federal or state securities laws) and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to issue the Common Stock in compliance with applicable federal and state securities laws. The stock certificates for any shares of Common Stock issued pursuant to this Plan may bear a legend restricting transferability of the shares of Common Stock unless such shares are registered or an exemption from registration is available under the Securities Act of 1933, as amended, and applicable state securities laws.

    (j)  No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a grantee or any other person. To the extent that any grantee or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

    (k)  Governing Law.  The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of New Jersey, without regard to its conflict of laws principles.

    (1)  Effective Date; Termination Date.  The Plan is effective as of the date on which the Plan is adopted by the Board, subject to approval of the stockholders within twelve months before or after such date. No Award shall be granted under the Plan after the close of business on the day immediately preceding the tenth anniversary of the effective date of the Plan, or if earlier, the tenth anniversary of the date this Plan is approved by the stockholders. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

Date Approved by the Board:
Date Approved by the Stockholders:

Annual Meeting of Shareholders

mPHASE TECHNOLOGIES, INC.

Thursday, May 17, 2001

10:00 A.M.

PROXY

    The undersigned hereby appoints Gustave T. Dotoli and Martin Smiley or either of them individually, with full power of substitution, to act as proxy and to represent the undersigned at the Annual Meeting of Shareholders and to vote all shares of mPhase Technologies, Inc. which the undersigned is entitled to vote and would possess if personally present at said meeting to be held at our headquarters at 587 Connecticut Avenue, Norwalk, CT 06854, on Thursday, May 17, 2001 at 10:00 a.m. and at all postponements or adjournments upon the following matters:

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4 LISTED ON THE REVERSE SIDE. PROXIES ARE ALSO GRANTED THE DISCRETION TO VOTE UPON ALL OTHER MATTERS THAT MAY PROPERLY BE BROUGHT BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

(Continued, and to be signed on next page)

/x/ Please mark your votes as in this example.

The Board of Directors recommends a vote "FOR" each of the proposals at right.

1. Election of Necdet F. Ergul, Ronald A. Durando, Gustave T. Dotoli, David Klimek, J. Lee Barton, J. Allen Layman, Anthony H. Guerino, Esq., Abraham Biderman and Craig Vickers as Directors of the Board of Directors until the next annual meeting.

/ / FOR / / AGAINST / / ABSTAIN

2. Approval of an amendment to the Amended Certificate of Incorporation whereby (a) the par value of the common stock of the Company is changed from "no par" to $.01 par value and (b) authorizing the issuance of up to 20,000,000 shares of preferred stock.

/ / FOR / / AGAINST / / ABSTAIN

3. Authorization, approval and adoption of our 2001 Stock Incentive Plan

/ / FOR / / AGAINST / / ABSTAIN

4. Approval of our independent accountants, Arthur Andersen, CPAs, for the fiscal year ended June 30, 2001.

/ / FOR / / AGAINST / / ABSTAIN

   Change of Address / /

   I plan to attend the meeting / /   I do not plan to attend the meeting / /

SIGNATURE(S)

Note: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full titles as such.

DATE

QuickLinks

mPHASE TECHNOLOGIES, INC. 587 CONNECTICUT AVENUE NORWALK, CONNECTICUT 06854-0566
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD THURSDAY MAY 17, 2001
IMPORTANT
VOTING
PROPOSAL I ELECTION OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE
PROPOSAL II APPROVAL OF AN AMENDMENT TO THE COMPANY'S AMENDED CERTIFICATE OF INCORPORATION
PROPOSAL III PROPOSAL TO ADOPT THE 2001 STOCK INCENTIVE PLAN
PROPOSAL IV
INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
Summary Compensation Table
OPTION GRANTS IN LAST FISCAL YEAR (INDIVIDUAL GRANTS)
FISCAL YEAR-END OPTION VALUES
EMPLOYMENT AGREEMENTS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
ADDITIONAL INFORMATION COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SHAREHOLDERS PROPOSALS FOR THE 2002 ANNUAL MEETING
COST OF SOLICITATION
ADDITIONAL INFORMATION
OTHER MATTERS
mPHASE TECHNOLOGIES, INC AUDIT COMMITTEE CHARTER
CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF mPHASE TECHNOLOGIES, INC.
mPHASE TECHNOLOGIES, INC. 2001 STOCK INCENTIVE PLAN